Calculation of Filing Fee Tables
F-3
Genius Group Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, no par value per share	457(o)			$ 8,340,000.00	0.0001381	$ 1,151.75
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 8,340,000.00		$ 1,151.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,151.75
Offering Note
[1]	(1) Fee based on per share closing price on April 30, 2026 of $0.278. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise, redemption or exchange of any other securities that provide for such conversion into, exercise for, redemption of or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, redemption or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common shares and preferred shares being registered hereunder include such indeterminate number of additional shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends, distributions or similar transactions. The proposed offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date